Exhibit 99.1

Lumber Liquidators Announces SETTLEMENT related to Lacey act investigation

TOANO, Va., Oct. 7, 2015 -- Lumber Liquidators (NYSE: LL) today announced a settlement with the Environment and Natural Resources Division of the Department of Justice (“DOJ”) related to the Company’s compliance with the Lacey Act, a U.S. conservation law regarding the protection of plants, fish and wildlife. This concludes the DOJ’s inquiry launched in 2013, which primarily related to certain foreign suppliers harvesting more timber than their permits allowed in foreign jurisdictions, such as Eastern Russia, and the Company’s importation of flooring products made from this timber. This matter focused on some of the Company’s hardwood flooring purchase orders and import declarations made concerning the origin of the timber of those orders.

Lumber Liquidators fully cooperated with federal authorities and is continuing to make significant enhancements to its sourcing and compliance practices. This settlement is unrelated to current California Air Resources Board (“CARB”) related claims around certain Lumber Liquidators products.

As part of the settlement, Lumber Liquidators has agreed to plead guilty to violations of a Customs law and the Lacey Act, and pay a combined total of $10.0 million in fines, community service payments and forfeited proceeds. The payments include a $7.8 million fine, community service contributions of $880,825 and $350,000 to the National Fish and Wildlife Foundation and the Rhinoceros and Tiger Conservation fund, respectively, and a $969,175 forfeiture payment. The Company reserved for this amount in the first quarter of 2015.

The agreement includes four misdemeanor due care violations of the Lacey Act and a single felony charge for entry of goods by means of false statements. These violations, including the Class E felony, do not require the Company to have acted with a deliberate or willful intent to violate the law, and the Company did not stipulate that it acted with such a deliberate or willful intent. Lumber Liquidators also has agreed to implement an Environmental Compliance Plan to ensure future compliance with the Lacey Act.

In addition, as previously disclosed, the Company determined in the second quarter of 2015 that there were Lacey Act compliance concerns related to a limited amount of its engineered hardwood flooring. As a result, the Company suspended sales of approximately $4.1 million of this product pending further investigation, and brought this matter to the attention of the DOJ. During its investigation, the Company determined that there were no compliance concerns with respect to approximately $0.9 million of the suspended engineered hardwood flooring. As part of the agreement with the DOJ announced today, the Company also reached a settlement with the DOJ related to the remaining $3.2 million of suspended engineered hardwood flooring. In the settlement, the DOJ will accept a $3.2 million payment in lieu of a civil forfeiture of this product, and the Company will be permitted to sell the suspended engineered hardwood flooring and retain any proceeds of the sale. The Company reserved for the payment in the second quarter of 2015.

Both the $10.0 million payment related to the 2013 inquiry and the $3.2 million payment in lieu of civil forfeiture, which remain subject to court approval, will be paid in various phases over the next two years. The Company does not believe the settlement or related payments will impact its ability to borrow under its asset-based revolving credit facility.

The Company is continuing to cooperate with other agencies, including the Consumer Product Safety Commission, CARB, Securities and Exchange Commission and U.S. Attorney’s Office for the Eastern District of Virginia, with respect to additional ongoing inquiries and legal proceedings unrelated to today’s announced settlement.

John M. Presley, Chairman of the Board of Directors, commented, “We are pleased to reach this agreement and resolve a legacy issue related to the Lacey Act. We will continue to focus on strengthening Lumber Liquidators across every area of the organization and executing on our value proposition to improve operational efficiencies and deliver value to our stakeholders."

“We appreciate the opportunity to have collaborated with the DOJ to develop an Environmental Compliance Plan, which we believe when fully implemented will be one of the strongest and most comprehensive in the industry,” said Jill Witter, Chief Compliance and Legal Officer. “The program is designed to ensure an unbroken and verified chain of custody and documentation of our products from the store all the way to the forest. We have invested significant time and resources to strengthen our quality assurance procedures, from enhanced protocols designed to verify licensing, certification and regulatory compliance as well as product sample testing. We are also committed to strengthening our tools and training programs to encourage secure and anonymous reporting of any potential concerns. We will continue to improve our procedures on an on-going basis and look forward to working with our suppliers to set the highest standards for sourcing of wood products in our industry.”

About Lumber Liquidators

With more than 370 locations, Lumber Liquidators is North America's largest specialty retailer of hardwood flooring. The Company features more than 400 top quality flooring varieties, including solid and engineered hardwood, bamboo, cork, laminate and resilient vinyl. Additionally, Lumber Liquidators provides a wide selection of flooring enhancements and accessories to complement, install and maintain your new floor. Every location is staffed with flooring experts who can provide advice and useful information about Lumber Liquidators' low priced product, much of which is in stock and ready for delivery.

Lumber Liquidators aims to be the industry leader in sustainability. For more information, please visit www.LumberLiquidators.com/Sustainability. Learn more about our corporate giving program at LayItForward.LumberLiquidators.com. You can also follow the Company on Facebook and Twitter.

Forward-Looking Statements

This press release includes statements of the Company’s expectations, intentions, plans and beliefs that constitute “forward-looking statements” within the meanings of the Private Securities Litigation Reform Act of 1995. These statements, which may be identified by words such as “may,” “will,” “should,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “thinks,” “estimates,” “seeks,” “predicts,” “could,” “projects,” “potential” and other similar terms and phrases, are based on the beliefs of the Company’s management, as well as assumptions made by, and information currently available to, the Company’s management as of the date of such statements. These statements are subject to risks and uncertainties, all of which are difficult to predict and many of which are beyond the Company’s control. Forward-looking statements in this report may include, without limitation, statements regarding the terms of and compliance with the DOJ settlement, the Environmental Compliance Plan and the Company’s revolving credit facility. The Company’s actual results could differ materially from those projected in or contemplated by the forward-looking statements as a result of potential risks, uncertainties and other factors including, but not limited to the court’s acceptance of the settlement on the proposed terms or at all, the Company’s ability to successfully and timely implement the Environmental Compliance Plan, to borrow under its revolving credit facility and to make timely payments pursuant to the terms of the settlement. The Company specifically disclaims any obligation to update these statements, which speak only as of the dates on which such statements are made, except as may be required under the federal securities laws. Information regarding these additional risks and uncertainties is contained in the Company’s other reports filed with the Securities and Exchange Commission, including the Item 1A, “Risk Factors,” section of the Form 10-K for the year ended December 31, 2014 and the Form 10Q for the quarter ended March 31, 2015.

For further information contact:

Lumber Liquidators Investor Relations

Ashleigh McDermott

Tel: 757.566.7512